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                                                                   EXHIBIT 10(e)



                            DEPOSIT ESCROW AGREEMENT


         THIS DEPOSIT ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into this 15th day of June, 2000, by and among STARCOM, INC., a Minnesota corporation ("StarCom"), REGENT BROADCASTING, INC., a Delaware corporation, ("Regent"); and SECURITY TITLE AND GUARANTY AGENCY, INC., as escrow agent ("Escrow Agent").

                              W I T N E S S E T H:

         THAT, WHEREAS, Regent and StarCom are parties to a certain Agreement of Merger, dated as of June 15, 2000 (the "Merger Agreement"), pursuant to which StarCom, Inc. will merge into Regent, as described in the Merger Agreement; and

         WHEREAS, Regent and StarCom desire Escrow Agent to serve as Escrow Agent for certain monies to be held to secure Regent's performance under the Merger Agreement, and Escrow Agent is willing to do so, all upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, on the basis of the mutual promises and covenants set forth herein, it is agreed as follows:

                           1. Delivery of Escrow Fund

         1.1 Simultaneously with the execution hereof, Regent will deliver to Escrow Agent by wire transfer the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) or an irrevocable, stand-by letter of credit (in form and substance acceptable to StarCom) in the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000.00), which Escrow Agent will hold under the terms of this Agreement (the deposit in cash and/or letter of credit being referred to herein as the "Escrow Fund").

         1.2 The Escrow Fund shall be held on the terms and subject to the limitations set forth herein as a source of funds for the payment of liquidated damages in the event that a Closing under the Merger Agreement is not consummated solely by reason of a material breach by Regent, and shall be released by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

         1.3 In the event the Escrow Fund is in the form of a letter of credit and such letter of credit being held by Escrow Agent has not been renewed and will expire within forty-five (45) days, upon written direction of StarCom, and regardless of any contrary instructions or notice that may be received by Escrow Agent from or on behalf of Regent, Escrow Agent shall forthwith draw on such letter of credit in full and thereafter hold the cash proceeds in escrow as the Escrow Fund in accordance with the terms and provisions of this Agreement.


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                 2. Maintenance and Distribution of Escrow Fund

         2.1 Escrow Agent shall hold or promptly place such portion of the Escrow Fund consisting of cash in such investment vehicle and financial institution as may be designated by Regent from time to time. In the event Escrow Agent receives no such designation, Escrow Agent shall invest the cash Escrow Fund in federally-insured savings accounts. Escrow Agent shall not be liable for the investment results, or lack thereof, achieved by the investment vehicle chosen by Regent, nor shall Escrow Agent have any liability for loss of the Escrow Fund in the event of the financial failure of the financial institution chosen by Regent. Any and all interest earned on the cash Escrow Fund shall belong to Regent and shall not be treated as part of the Escrow Fund distributable to StarCom under any circumstances.

         2.2 At the time and place of the Closing under the Merger Agreement, and simultaneously with the performance by Regent and StarCom of their respective obligations under the Merger Agreement, Regent and StarCom shall instruct the Escrow Agent to deliver or pay the cash portion of the Escrow Fund to Regent, the interest accrued thereon shall be paid to Regent, and the letter of credit shall be returned to Regent.

         2.3 On the fifteenth (15th) day after Escrow Agent's receipt of written notice from StarCom (with evidence of service of such notice on Regent) that (a) the Merger Agreement has been terminated pursuant to Section 13.01(c) of the Merger Agreement solely because of Regent's material breach of the Merger Agreement which was not cured within any applicable cure period, and (b) all other conditions to Closing are at such time satisfied or waived (other than such conditions as can reasonably be expected to be satisfied by the Closing) ("StarCom's Notice"), Escrow Agent shall deliver the Escrow Fund to StarCom; provided, however, that Escrow Agent shall make no such delivery if Regent, prior to the expiration of the aforesaid 15-day period, have provided notice to Escrow Agent and StarCom of their countervailing claim to the Escrow Fund or otherwise claims that StarCom is not entitled to the Escrow Fund for any reason ("Regent's Rebuttal Notice").

         2.4 On the fifteenth (15th) day after Escrow Agent's receipt of written notice from Regent (with evidence of service of such notice on StarCom) that the Merger Agreement has been terminated for any reason other than the circumstances described in Section 2.3 above ("Regent's Notice"), Escrow Agent shall deliver the Escrow Fund to Regent; provided, however, that Escrow Agent shall make no such delivery if StarCom, prior to the expiration of the aforesaid 15-day period, have provided notice to Escrow Agent and Regent of StarCom's countervailing claim to the Escrow Fund or otherwise claims that Regent are not entitled to the Escrow Fund for any reason ("StarCom's Rebuttal Notice").

         2.5 After timely receipt by Escrow Agent of StarCom's Rebuttal Notice or Regent's Rebuttal Notice, Escrow Agent shall not deliver the Escrow Fund until such time as Escrow Agent receives: (a) a written agreement signed by StarCom and Regent providing instructions as to the disposition of the Escrow Fund, or (b) a certified copy of an order or judgment from an arbitrator or court which has become final (meaning that the order or judgment is no longer subject to appeal to or review by a court of competent jurisdiction) with respect to the disposition of the Escrow Fund, at which time, Escrow Agent shall deliver the Escrow Fund in accordance with said agreement, order


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or judgment. Any interest earned on the Escrow Fund in all events shall be delivered to Regent at the termination of this Agreement. Notwithstanding the foregoing, after receipt by Escrow Agent of StarCom's Rebuttal Notice or Buyer's Rebuttal Notice, Escrow Agent may, but need not: (a) deposit the Escrow Fund with any court which has properly assumed jurisdiction of any dispute hereunder, or (b) commence an action in interpleader in any court of competent jurisdiction in Minneapolis, Minnesota and deposit the Escrow Fund and any interest earned thereon with such court; and thereupon, Escrow Agent shall be discharged from all further duties under this Agreement.

         2.6 Notwithstanding any other provision of this Escrow Agreement, Escrow Agent shall, upon receipt of written instructions signed jointly by StarCom and Regent, deliver the Escrow Fund to the party or parties named in, or otherwise act in accordance with such instructions.

                              3. General Provisions

         3.1 This Escrow Agreement shall become effective as of the date hereof and shall continue in force until the final delivery of the Escrow Fund and any interest earned thereon by Escrow Agent pursuant to the terms of this Escrow Agreement. This Agreement shall then terminate and the Escrow Agent shall be discharged of all responsibility hereunder.

         3.2 All notices, demands or other communications required or permitted by this Escrow Agreement shall be in writing and shall be: (a) delivered personally, (b) sent, charges prepaid, by nationally recognized overnight delivery service, or (c) by facsimile transmission, to all of the following persons at the specified addresses or facsimile transmission phone number (or at such other address or facsimile transmission phone number as any party may designate in writing to the other parties):

                  To StarCom:        Dennis G. Carpenter
                                     StarCom, Inc.
                                     15395-91st St. Ave. N.
                                     Maple Grove, MN 55369
                                     Fax:  (612) 420-6551

                  Copy to:           Steve D. DeRuyter, Esq.
                                     Leonard, Street & Deinard
                                     150 South Fifth Street
                                     Suite 2300
                                     Minneapolis, MN  55402
                                     Fax:  (612) 335-1657

                  If to Regent:      Terry S. Jacobs
                                     Regent Broadcasting, Inc.
                                     c/o Regent Communications, Inc.
                                     50 East RiverCenter Boulevard, Suite 180
                                     Covington, Kentucky 41011
                                     Fax:  (606) 292-0352


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                  Copy to:           Alan C. Rosser, Esq.
                                     Strauss & Troy
                                     The Federal Reserve Building
                                     150 East Fourth Street
                                     Cincinnati, Ohio 45202-4018
                                     Fax: (513) 241-8259

         If to Escrow Agent:         Nina M. Marx
                                     Security Title and Guaranty Agency, Inc.
                                     The Federal Reserve Building
                                     150 East Fourth Street
                                     Cincinnati, Ohio 45202
                                     Fax: (513) 241-8259

         A copy of any notice or communication given by any party to any other party hereto shall be given at the same time to every party to this Escrow Agreement. Each notice, demand or other communication which shall be delivered or sent in the manner described above shall be deemed effective for all purposes at such time it is actually delivered to the addressee (with the delivery receipt or the affidavit of messenger or facsimile confirmation sheet being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         3.3 In no event shall the Escrow Agent be liable for any act or failure to act under the provisions of this Escrow Agreement, except where its acts are the result of its own gross negligence or willful misconduct. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any waiver, modification, amendment, termination or rescission of this Escrow Agreement, unless in writing received by it and signed by Regent and StarCom. No right, duty or obligations of the Escrow Agent hereunder shall be changed or modified without the Escrow Agent's prior written consent.

         3.4 The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it in connection herewith, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which it reasonably believes to be genuine and what it purports to be.

         3.5 In the event that the Escrow Agent shall find it necessary to consult with counsel of its own choosing in connection with this Escrow Agreement, the Escrow Agent shall not incur any liability for any action taken in accordance with such advice. Regent, on the one hand, and StarCom, on the other hand, jointly and severally, shall indemnify and hold harmless the Escrow Agent for any liability, loss, claim or damage incurred by the Escrow Agent in connection with this Escrow Agreement, including any claims by third parties, unless such liability, loss, claim or damage is a result of Escrow Agent's own gross negligence or willful misconduct. This indemnification shall survive termination of this Escrow Agreement.


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         3.6 The Escrow Agent may resign at any time by giving a minimum of thirty (30) days prior written notice of resignation to both Regent and StarCom, such resignation to be effective on the date specified in such notice. Any assets held by the Escrow Agent under the terms of this Escrow Agreement as of the effective date of the resignation shall be delivered to a successor Escrow Agent designated in writing by both Regent and StarCom.

         3.7 Escrow Agent is not a party to, and is not bound by, any agreement relating to the Escrow Fund other than as expressly set forth herein. In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Escrow Agreement) between any of the parties hereto, conflict or are inconsistent with any of the provisions of this Escrow Agreement, the terms and provisions of this Escrow Agreement shall govern and control in all respects.

         3.8 The Escrow Agent shall be compensated for its services hereunder in accordance with its customary rates, to be paid one-half by StarCom and one-half by Regent. In the event that Regent or StarCom file a lawsuit or institute arbitration or other formal legal action against the other (including any counterclaim to a lawsuit filed by the other party) to enforce its right to the Escrow Fund under this Agreement, the prevailing party shall be reimbursed by the other party (either StarCom or Regent incurred therewith, including reasonable attorneys' fees.

         3.9 This Escrow Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

         3.10 The construction and performance of this Escrow Agreement shall be governed by the laws of the State of Minnesota without giving effect to the choice of law provisions thereof.

         3.11 This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above set forth.

                                            STARCOM, INC.


                                            By:      /s/ Dennis G. Carpenter
                                                     -------------------------
                                            Name:    Dennis G. Carpenter
                                                     -------------------------
                                            Its:     President
                                                     -------------------------


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                                  REGENT BROADCASTING, INC.

                                  By:      /s/ Terry S. Jacobs
                                           -------------------------------------
                                  Name:    Terry S. Jacobs
                                           -------------------------------------
                                  Its:     Chairman and Chief Executive Officer
                                           -------------------------------------


                                  ESCROW AGENT:

                                  SECURITY TITLE AND GUARANTY AGENCY, INC.


                                  By:      /s/ Nina M. Marx
                                           -------------------------------------
                                  Name:    Nina M. Marx
                                           -------------------------------------
                                  Its:     Vice President
                                           -------------------------------------